Exhibit 99.1

STREAM GLOBAL SERVICES ANNOUNCES

JUNE 30, 2009 SECOND QUARTER RESULTS

Revenues of $126 million and Gross Profit of 42%

BOSTON, MA – August 4, 2009 – Stream Global Services, Inc., (AMEX: OOO), premium provider of customer care and business process outsourcing (BPO) services for Fortune 1000 companies, (“Stream”), today reported consolidated financial results for its 2009 second quarter.

GAAP Consolidated Results

On July 31, 2008, Stream (formerly known as Global BPO Services Corp.), a development stage company, completed its acquisition of Stream Holdings Corporation (“SHC”).1

On a GAAP basis, revenue for the three and six months ended June 30, 2009 was $125.7 million and $261.3 million, as compared to zero in the three and six months ended June 30, 2008.

GAAP net loss was $2.6 million and $0.9 million for the three and six months ended June 30, 2009, as compared GAAP net income of $0.7 million and $1.9 million for the three and six months ended June 30, 2008.

Pro Forma Combined Consolidated Results

On a pro forma combined consolidated basis, the Company posted revenue for the three and six months ended June 30, 2009 of $125.7 million and $261.3 million, as compared to $128.7 million and $269.1 million in the three and six months ended June 30, 2008. Revenue for the three and six months ended June 30, 2008 included approximately $8 million and $23 million, respectively from customers that were lost prior to the acquisition of SHC.

Stream’s gross profit as a percentage of revenue increased to 42% in the three and six months ended June 30, 2009, compared to 35% in the three and six months ended June 30, 2008.

[1]

On July 31, 2008, Stream Global Services, Inc. (“SGSI”) (formerly known as Global BPO Services Corp.) completed its acquisition of Stream Holdings Corporation (“SHC”). These financial results also include non-GAAP pro forma combined results of operations for SGSI and SHC as if they had been combined since January 1, 2008. The pro forma combined consolidated condensed statements of operations are presented because management believes they reflect Stream’s ongoing business in a manner that allows meaningful period-to-period comparisons. Prior to July 31, 2008, SGSI was a blank check company formed for the purpose of seeking to acquire an operating company. Accordingly, we had no revenues prior to July 31, 2008 because we were in the development stage.

For the three and six months ended June 30, 2009, adjusted pro forma earnings before interest taxes depreciation and amortization (“EBITDA”) increased 74% and 101% to $10.5 million and $26.4 million compared to $6.0 million and $13.1 million in the year-earlier period. Adjusted EBITDA as a percentage of revenue for the three and six months ended June 30, 2009 was 8.4% and 10.1%, compared to 4.7% and 4.9% for the three and six months ended June 30, 2008.

2009 Accomplishments

“Since acquiring Stream in July of 2008, we have achieved many significant milestones,” commented Scott Murray, Chairman and Chief Executive Officer of Stream. “We built an industry-leading management team, expert in delivering value-driven services for our clients. We expanded our global presence to regions such as El Salvador, Tunis, Egypt and the Philippines. And, we have been successful in attracting a number of new clients, most of which came on board during the second quarter of the year. As a result, we experienced start-up costs associated with this new business, relative to initiatives such as training, to ensure the quality necessary for the successful launch of new client services. In addition, we experienced start-up costs for the new solution centers opened in the second quarter - Philippines and Tunis - all of which were expensed in our income statement.” Murray concluded, “During the remainder of 2009, we expect to continue to expand our presence in the Philippines, Latin America and Asia in order to provide a global one-stop service platform that allows Stream to provide premier services to help our clients achieve their goals.”

For further information please contact: Karen Falcone, Vice President of Marketing at 781-304-1800 or karen.falcone@stream.com.

About Stream Global Services, Inc.

Stream Global Services is a premium provider of customer care and business process outsourcing (BPO) services for the brand-driven Fortune 1000. A global firm, with approximately 16,000 employees based out of 35 service centers in 20 countries, Stream is a trusted advisor to some of the largest technology, retail, entertainment/media, telecommunications and related companies in the world. Its service programs, including technical support, customer retention and revenue generation, are delivered through a set of standardized best practices by a highly skilled workforce. Stream continues to expand its global presence and service offerings to increase brand loyalty, revenue and business performance for organizations across the globe. To learn more about the company and its complete service offering, please visit www.stream.com.

Safe Harbor.

This press release contains forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, including forward-looking statements regarding our business expectations and objectives. These statements are neither promises nor guarantees, but involve risks and uncertainties that could cause actual results to differ materially from those set forth in the forward-looking statements, including, without limitation, risks relating to our ability to maintain and win additional client business, continue to maintain our operating performance and margin expansion, continue to have sufficient capital to grow and maintain our business, retain our management team and effectively operate a global franchise across multiple jurisdictions plus other risks detailed in our filings with the SEC, including those discussed in the Company’s Annual Report filed with the SEC on Form 10-K for the year ended December 31, 2008 and our Form 10-Q for the three months ended March 31, 2009.

Stream does not intend, and disclaims any obligation, to update any forward-looking information contained in this release, even if its estimates change.

The required reconciliations and other disclosures for all non-GAAP measures used by the Company are set forth in a schedule attached to this press release and in the Current Report on Form 8-K furnished to the SEC on the date hereof.

References to the financial information included in this news release reflect rounded numbers and should be considered approximate values.

Non-GAAP Financial Information. This release contains non-GAAP financial measures. These non-GAAP financial measures, which are used as measures of Stream’s performance or liquidity, should be considered in addition to, not as a substitute for, measures of Stream’s financial performance or liquidity prepared in accordance with GAAP. Non-GAAP financial measures may be defined differently from time to time and may be defined differently than similar terms used by other companies, and accordingly, care should be exercised in understanding how SGSI defines non-GAAP financial measures in this release.

Where specified in the accompanying schedules for various periods entitled “Reconciliation of GAAP to Non-GAAP Information,” certain items noted on each such specific schedule are excluded from the non-GAAP financial measures.

Stream’s management uses the non-GAAP financial measures in the accompanying schedules to gain an understanding of Stream’s comparative operating performance (when comparing such results with previous periods or forecasts) and future prospects and excludes certain items from its internal financial statements for purposes of its internal budgets and financial goals. These non-GAAP financial measures are used by Stream’s management in their financial and operating decision-making because management believes they reflect Stream’s ongoing business in a manner that allows meaningful period-to-period comparisons. Stream’s management believes that these non-GAAP financial measures provide useful information to investors and others in (a) understanding and evaluating Stream’s current operating performance and future prospects in the same manner as management does, if they so choose, and (b) in comparing in a consistent manner Stream’s current financial results with its past financial results.

All of the foregoing non-GAAP financial measures have limitations. Specifically, the non-GAAP financial measures that exclude certain items do not include all items of income and expense that affect Stream’s operations. Further, these non-GAAP financial measures are not prepared in accordance with GAAP, may not be comparable to non-GAAP financial measures used by other companies and do not reflect any benefit that such items may confer on Stream. Management compensates for these limitations by also considering Stream’s financial results in accordance with GAAP.

STREAM GLOBAL SERVICES, INC.

CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS

(in thousands, except per share data)

(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2009	2008	2009	2008
Revenue	$125,670	$—	$261,284	$—
Direct cost of revenue	73,405	—	152,019	—

Gross profit	52,265	—	109,265	—

Operating expenses:
Selling, general and administrative expenses	42,217	282	85,718	545
Depreciation expense	4,579	5	8,765	9
Amortization expense	2,333	—	4,812	—

Income (loss) from operations	3,136	(287)	9,970	(554)
Interest expense (income) and other financial costs	3,459	(1,347)	5,509	(3,486)

Income (loss) before provision for income taxes	(323)	1,060	4,461	2,932
Provision for income taxes	2,242	400	5,328	1,070

Net income (loss)	$(2,565)	$660	$(867)	$1,862
Preferred stock beneficial conversion feature, accretion and dividends	2,161	258	3,679	288

Net income (loss) available to common shareholders:	(4,726)	402	(4,546)	1,574

Basic and Diluted income (loss) per share	$(0.50)	$0.01	$(0.48)	$0.05

Shares used in computing per share data:
Basic and Diluted shares	9,449	29,688	9,452	29,688

Note: Prior to July 31, 2008 SGS was a development stage company and had no operations.

STREAM GLOBAL SERVICES, INC.

CONSOLIDATED CONDENSED BALANCE SHEETS

(unaudited)

(in thousands)

	June 30, 2009	December 31, 2008
Assets
Current assets:
Cash and cash equivalents	$14,189	$10,660
Accounts receivable, net	106,141	109,385
Other current assets	26,869	26,811

Total current assets	147,199	146,856
Equipment and fixtures, net	49,577	41,634
Goodwill, intangible assets, and other long-term assets	141,032	141,455

Total assets	$337,808	$329,945

Liabilities and Stockholders’ Equity
Current liabilities	$74,242	$79,392
Long-term debt	72,929	63,624
Capital lease obligations	10,184	5,484
Deferred income taxes	19,237	17,396
Other long-term liabilities	14,643	16,387

Total liabilities	191,235	182,283

Stockholders’ equity and preferred stock *	146,573	147,662

Total liabilities and stockholders’ equity	$337,808	$329,945

*	June 30, 2009 and December 31, 2008 includes $712 and $145,911 of redeemable convertible preferred stock, respectively.

STREAM GLOBAL SERVICES, INC.

PRO FORMA COMBINED CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS

(unaudited)

(in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2009	2008	2009	2008
(Non-GAAP Pro forma)
Revenue	$125,670	$128,714	$261,284	$269,086
Direct costs of revenue	73,346	83,270	150,777	174,404

Gross profit	52,324	45,444	110,507	94,682

Gross profit as a percentage of revenue	42%	35%	42%	35%

Operating expenses:
Selling, general and administrative expenses	42,073	39,403	84,887	81,539
Stock-based compensation expense	120	145	324	290
Depreciation expense	4,579	4,309	8,765	8,404
Amortization expense	2,333	1,438	4,812	2,877

	49,105	45,295	98,788	93,110

Income (loss) from operations	3,219	149	11,719	1,572
Interest expense (income) and other financial costs	3,542	4,198	7,258	5,417

Income (loss) before provision for income taxes	(323)	(4,049)	4,461	(3,845)
Provision for income taxes	2,242	2,806	5,328	5,738

Net income (loss)	$(2,565)	$(6,855)	$(867)	$(9,583)

Adjusted EBITDA
Income (loss) from operations	$3,219	$149	$11,719	$1,572
Depreciation and amortization expense	6,912	5,747	13,577	11,281
Restructuring severance expense	248	—	735	—
Stock-based compensation expense	120	145	324	290

Adjusted EBITDA	$10,499	$6,041	$26,355	$13,143

STREAM GLOBAL SERVICES, INC.

RECONCILIATION OF GAAP TO NON-GAAP PRO FORMA INFORMATION

(unaudited)

(in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2009	2008	2009	2008

Net Income (loss)	$(2,565)	$660	$(867)	$1,862
Add (deduct) items to reconcile to non-GAAP adjusted EBITDA:
Provision for income taxes	2,242	400	5,328	1,070
Pro forma depreciation and amortization	6,912	5,747	13,577	11,281
Interest expense (income) and financial costs	3,459	(1,347)	5,509	(3,486)
Realized foreign exchange gains	83	446	1,749	132
Restructuring severance	248	—	735	—
Stock-based compensation expenses	120	145	324	290
Operating income (loss) from SHC for the period prior to the acquisition of July 31, 2008, excluding depreciation and amortization	—	(10)	—	1,994

Pro Forma EBITDA	$10,499	$6,041	$26,355	$13,143

Direct cost of revenue	$73,405	$83,587	$152,019	$174,498
Add (deduct) items to reconcile to non-GAAP adjusted EBITDA:
Foreign exchange gains	(59)	(317)	(1,242)	(94)

Adjusted direct cost of revenue	$73,346	$83,270	$150,777	$174,404

Gross profit	$52,265	$45,127	$109,265	$94,588
Add (deduct) items to reconcile to non-GAAP adjusted EBITDA:
Foreign exchange gains	59	317	1,242	94

Adjusted gross profit	$52,324	$45,444	$110,507	$94,682

Selling, general and administrative expenses	$42,217	$39,677	$85,718	$81,867
Add (deduct) items to reconcile to non-GAAP adjusted EBITDA:
Stock-based compensation	(120)	(145)	(324)	(290)
Foreign exchange gains	(24)	(129)	(507)	(38)

Selling, general and administrative expenses	$42,073	$39,403	$84,887	$81,539

Income (loss) from operations	$3,136	$(297)	$9,970	$1,440
Add (deduct) items to reconcile to non-GAAP adjusted EBITDA:
Foreign exchange gains	83	446	1,749	132

Income (loss) from operations	$3,219	$149	$11,719	$1,572

Interest expense (income) and other financial costs	$3,459	$3,752	$5,509	$5,285
Add (deduct) items to reconcile to non-GAAP adjusted EBITDA:
Foreign exchange gains	83	446	1,749	132

Interest expense (income) and other financial costs	$3,542	$4,198	$7,258	$5,417

STREAM GLOBAL SERVICES, INC.

STATEMENT OF OUTSTANDING COMMON STOCK EQUIVALENTS AND WARRANTS

AS OF JUNE 30, 2009

(unaudited)

(in thousands)

	Shares or warrants outstanding	Percentage
Common share equivalents outstanding:

Common shares held by founding stockholders subject to resale restrictions	7,813	22.08%
Common shares held by employees subject to resale restriction	69	0.19%
Common shares held by institutional investor	1,250	3.53%

Common shares held by other public investors	314	0.89%

Common shares outstanding	9,446	26.69%

Common share equivalents from conversion of 151 preferred shares held by Ares at $6.00 per share conversion price	25,945	73.31%

Total common share equivalents outstanding	35,391	100.00%

Warrants and employee stock options outstanding:

Publicly held warrants outstanding, exercisable at $6.00 per warrant into common shares expiring in 2011	20,522

Ares held warrants outstanding, exercisable at $6.00 per warrant into common shares expiring in 2018	7,500

Employee stock options, exercisable at $6.00 per share and not yet vested	3,133